Exhibit 10.12

SECOND AMENDMENT TO SUBLEASE AGREEMENT

This Second Amendment to Sublease Agreement is entered into as of May 1, 2019 (the “Sublease Amendment”), by and between TONTINE ASSOCIATES, LLC, having an office at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Sublessor”), and IES MANAGEMENT ROO, LP, sharing office space with Sublessor (the “Sublessee” and the Sublessor, the “Parties”).

WHEREAS, the Sublessor and IES SHARED SERVICES, INC. (the “Original Sublessee”), are parties to a Sublease dated March 29, 2012 (“Original Sublease”), for a portion of the premises (the “Subleased Premises”) located at One Sound Shore Drive, Suite 304, Greenwich, Connecticut 06830 (the “Lease Premises”), which is leased by Sublessor from Sound Shore Partners LLC pursuant to a Lease Agreement (the “Lease Agreement”);

WHEREAS, the Original Sublease expired on March 31, 2016 and was amended by that certain First Amendment to the Original Sublease dated April 1, 2016 between the Sublessor, Original Sublessee and Sublessee (the “First Amendment,” and together with the Original Sublease, the “Sublease”) pursuant to which the Original Sublease was novated with respect to the Original Sublessee, and the Sublessee was substituted in place of the Original Sublessee under the Sublease, the lease term was extended to June 30, 2019, and the base rent as well as certain other terms of the Sublease were amended;

WHEREAS, Sublessor has renewed its Lease Agreement for the premises effective March 9, 2019 for a term expiring on December 31, 2019; and

WHEREAS, the Parties desire to amend the Sublease, effective as of July 1, 2019 (the “Effective Date”), as set forth below to extend the term of the Sublease to be coterminous with the renewed Lease Agreement, and to reflect the increased lease rates therein of the Subleased Premises.

NOW THEREFORE, in consideration for the mutual and reciprocal promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree to amend the Sublease as follows:

1.    Term: The term of the Sublease shall be extended for a period of (6) six months commencing on July 1, 2019 and expiring on December 31, 2019 (the “Extension Period”).

2.    Rent: The base rent to be paid by the Sublessee for the Extension Period shall be as follows (reflecting the increased rent under the renewed Lease Agreement):

7/1/19 – 12/31/19                  $8,533.13 per month

3.    Subleased Premises: The portion of the Subleased Premises shall remain the same at 2,214 sq. ft., or 60% of the 3,690 sq. ft. total leased premises under the Lease Agreement.

4.    Renewal Option: Section 6 of the First Amendment is hereby deleted in its entirety. Sublessee hereby acknowledges that from and after the Effective Date, Sublessee shall no longer have any right to extend the Sublease, except as may be mutually agreed upon by Sublessee and Sublessor.

5.    All other terms and conditions of the Sublease shall remain the same and in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have signed this Second Amendment to Sublease Agreement as of the date first written above.

SUBLESSOR:		SUBLESSEE:

TONTINE ASSOCIATES, LLC, a Delaware limited liability company		IES MANAGEMENT ROO, LP, a Texas limited partnership

By:	/s/ Jeffrey L. Gendell	By: IES OPERATIONS GROUP, INC., its General Partner

Its:	Managing Member	By:	/s/ Gail D. Makode

		Title:	VP, General Counsel & Secretary